SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                           --------------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                                  June 30, 2000




                                  Designs, Inc.
             ( Exact name of registrant as specified in its charter)



        Delaware                    0-15898               04-2623104
----------------------------      -----------          -----------------
(State or other jurisdiction      (Commission            (IRS Employer
 of incorporation)                 File Number)         Identification No.)




66 B Street, Needham, MA                                    02494
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(Address of principal executive offices)                 ( Zip Code )




                                  781-444-7222
                                  ------------
                         Registrant's telephone number,
                              including area code )


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Item 5.  Other Events

On June 28, 2000, Designs, Inc. (the "Company") announced that its Board of Directors authorized a stock repurchase program under which it may purchase up to 10% of the Company's outstanding Common Stock over time, depending on market and business conditions. Shares are expected to be purchased from time to time in open market transactions and privately negotiated transactions, subject to the availability and price of the stock. The Company currently has approximately 16.4 million shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               DESIGNS, INC.


Dated: June 30, 2000                       by: /s/David A. Levin
                                              ---------------------
                                              David A.Levin, President,
                                              Chief Executive Officer
                                              and Director